                                                                   EXHIBIT 10.35

DATE:  November 2, 1995
- -----

CONTRACT NUMBER:

PRODUCT DESCRIPTION:  Port Access Catheter System


                                VENDOR AGREEMENT
                                ----------------


WHEREAS, Health Services Corporation of America (hereinafter referred to as "HSCA"), a Missouri for-profit corporation serving as broker or contracting agent, is a National Healthcare Support System engaged in providing group purchasing agreements for numerous client hospitals and other healthcare facilities (hereinafter referred to as "Member Organizations"), and;

WHEREAS Luther Medical Products, Inc. (hereinafter referred to as "Vendor"), provides healthcare related products or services for private consumption by HSCA's Member Organizations, and;

WHEREAS:

     VENDOR desires to provide products and/or services to HSCA and its Member Organizations, at the net price, discounts, or mark-ups hereinafter set forth, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN.

     HSCA desires to work closely with Vendor and Member Organizations in arranging for and coordinating marketing, sales and educational programs at various times for Member Organizations and for HSCA's national sales representatives.

     VENDOR desires to participate in these programs and provide HSCA with adequate numbers of program brochures and marketing material for distribution to Member Organizations and for use by HSCA marketing and sales personnel at no cost to HSCA.

     HSCA desires to market Vendor's products and services as defined in this Agreement to its current and future Member Organizations.

     Both HSCA and Vendor desire to identify to the other party marketing opportunities that can lead to new or incremental business for Vendor as well as additional Member Organizations for HSCA.

     This Agreement includes all terms and conditions as herein stated and supporting attached material are made part of this Agreement.

     Acceptance of this Agreement by Vendor shall be construed as an assurance to HSCA of Vendor's ability to provide any items for which this Agreement is awarded to all Member Organizations for the duration of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties agree as follows:



                              TERMS AND CONDITIONS
                              --------------------


1.0  TERM

  * THIS AGREEMENT covers a period of one year, (12 months), commencing February 1, 1996, and terminating See Addendum A.1.0.

     RENEWAL

     This Agreement shall renew automatically for an additional period of twelve
     (12) months upon expiration of the stated term, unless terminated by either party by written notice given not less than sixty (60) days prior to the termination of the stated term.

     ASSIGNMENT AND SUBCONTRACTING

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but may not be assigned without the written consent of the other party. Such consent shall not be unreasonably withheld provided that the acquiring company has the expertise, experience, personnel, and capability and agrees to assume and duly perform all of Vendor's duties and obligations hereunder.

     Except for those subcontracts specifically authorized by this Agreement, Vendor shall not enter into subcontracts for any of the products and services contemplated under this Agreement without obtaining prior written approval of HSCA, such approval not to be unreasonably withheld if subcontrac tor(s) appear to be qualified to perform the subcontract work.

     TERMINATION FOR CAUSE

     In the event either party materially breaches this Agreement and fails to cure said breach within thirty (30) days of having received written notice of said breach, the non breaching party in its sole option may terminate this

     Agreement on thirty (30) days written notice to the breaching party.

     TERMINATION FOR BANKRUPTCY OR INSOLVENCY

     If the other party makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee, commences any proceeding under any reorganization, arrangement, readjustments of debt of similar law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the other party any such proceeding which remains undismissed, unstayed (or, if stayed, such stay shall have been set aside) or unvacated for a period of thirty (30) days, the other party shall have the right to immediately terminate this Agreement. In addition, such termination of the provisions of this Agreement shall not affect obligations which accrued prior to the effective date of such termination.

2.0  AGREEMENT ATTACHMENTS

     Affixed to this Agreement are applicable attachments germane to the Agreement between HSCA and Vendor. These attachments are incorporated herein and are fully enforceable as terms and conditions.

3.0  MEMBERSHIP LISTS AND UPDATES

     HSCA shall provide Vendor with its membership list and any updates thereto on a monthly basis. All Member Organizations shall be entitled to purchase any products or services pro vided hereby. Any new Member Organizations, as provided to Vendor by way of the monthly update, shall be entitled to purchase any products or services provided hereby under the same terms and conditions as set forth herein, no later than 30 days after written notification. Any individual Agreement between Vendor and new Member Organization shall: 1) if pro viding superior pricing than this Agreement, remain in effect with HSCA receiving credit for the purchases made thereunder until said Agreement's natural termination or; 2) if providing inferior pricing than this Agreement, terminate immediately.

     Likewise, upon notification by HSCA to Vendor of a Member Organization's deletion by way of the monthly update member organization shall be deleted from making purchases here under effective when written notice is received. Vendor shall pay HSCA all administrative fees due with respect to purchases made by deleted Member Organization through date of termination irrespective to when payment is received by Vendor from deleted Member Organization.

4.0  PERFORMANCE


     CUSTOMER SERVICE: Vendor agrees to provide a trained customer service representative to handle inquiries and orders via telephone from Member Organization(s).

     SALES REPRESENTATION: Vendor shall provide adequate sales representation, as mutually agreed to by Vendor and Member Organization, to cover the normal business needs of the Member Organization. Vendor shall supply HSCA with a list of the representatives and the territories which they cover.

     Vendor agrees to meet with HSCA staff and Member Organiza tion(s) to discuss contract performance. Such meetings, with advance notification, will be held at a location mutually agreed upon.

     FILL RATE: Vendor will maintain a first deliver fill rate of at least ninety-five (95%) percent for Member Organization(s) that provide historical usage data to Vendor. Any line item where less than fifty percent (50%) of the quantify ordered is shipped will count as a stock-out. Manufacturer backorders and recalls are excluded. Fill rate will be monitored by HSCA and Member Organization(s). Should the Vendor fill rates fall below ninety-five (95%) percent, Vendor weill be notified by HSCA and given thirty (30) days to remedy. Failure to remedy may result in cancellation of the contract by HSCA.

     Vendor must have available product and applicable product pricing for all participating Member Organization(s) within thirty (30) days of receipt of Member Organization(s) monthly update.

5.0  ORDERING METHODS

     Member Organization(s) shall be responsible for the placement of their purchase order(s) directly with the Vendor. It will be the Vendor's responsibility to obtain payment from participating Member Organization(s). All disputes and controversies concerning services and products or any purchase order, invoice, goods, materials, shipments, performance, scheduling, and delivery or performance dates shall be handled by Vendor on a direct basis with the participating Member Organization(s).

     Vendor agrees to offer zero (0%) percent additional discount to those Member Organization(s) that order product through an electronic order entry device. (Include pertinent details in an attachment.)

6.0  DELIVERY


     All items furnished by Vendor shall be packaged and labeled in accordance with good manufacturing practices and shall be shipped in containers that conform to all shipping regulations. No merchandise which has been repackaged from original containers or which has been relabeled or which contains any effacement reducing its value shall be acceptable without the express prior consent of the Member Organization.

     Vendor will not substitute product to any Member Organization without advance approval from the Member Organization. If substitutions are approved, the cost to the Member Organization shall be equal to or less than the cost of the originally ordered product.

     Vendor shall present to Member Organization(s) a packing slip or invoice copy upon delivery of merchandise. Information to be contained on these documents shall include, but not be limited to date of shipment, description or merchandise, quantities shipped, purchase order number, and any special information required by the member institution.

     Should Vendor fail to make delivery against orders which were placed with adequate lead time whereas such failure causes a Member Organization to purchase in the open market at a higher cost, then Vendor shall provide reimbursement to said Member Organization for the difference between contract costs and excess costs occasioned by such open market purchase(s). Such open market purchase(s) shall be limited to a two Weeks supply within the order Member Organization, after which, if Vendor is still unable to supply, Member Organization may again go to the open market for another four weeks' supply for which Vendor shall provide reimbursement. Reimbursement shall be made within thirty (30) days of receipt by Vendor of documentation from Member Organization(s). If, after that period, Vendor is not able to supply, then HSCA shall have just cause for terminating this Agreement with thirty (301 days' notice.

7.0PRICING

* The net price list, cost plus fees or discounts for services as quoted in this Agreement shall be guaranteed firm for the period specified. Any price decreases or discount increases received by Vendor from manufacturers shall immediately be passed on to the Member Organization(s). During the term of this contract, HSCA retains the right to audit or to have audited Vendor's records, such audits to include but not be limited to verifying Vendor's costs and Vendor's freight charges. Should any audit produce evidence that overcharges were incurred by Member Organization(s), then Vendor shall respond to such evidence and cure the situation within fif teen (15) days. Properly authorized representatives of HSCA shall have the right to inspect the premises, facilities and storage methods of all items covered under contracts awarded as a result of this contract.

     In the event price increases occur during the term of this Agreement, Vendor shall give HSCA at least thirty (30) days' prior written notice before implementing the increases on the next month following said notice.

* Vendor agrees not to sell the services and products covered by this Agreement to any HSCA Member Organization(s) on terms different than those stated herein without the prior approval of HSCA. Vendor further agrees that the discount offered HSCA's Member Organization(s) under the terms of this Agreement shall be equal to or better than offered by Vendor to other accounts or clients. See Addendum A.7.0.

     Vendor agrees to provide at least ninety (90) days' price protection on all non-contract manufacturer products.

     Vendor agrees to provide, at no charge, net price lists in hard copy, microfiche form or computer media format to HSCA for distribution to the Member Organization(s).

8.0  SOLE USE

     Vendor and HSCA jointly agree that benefits of this contract shall accrue solely to the Member Organization, specified by HSCA. Products offered under this Agreement are for Member Organization's own use for the care and treatment of their patients.

9.0  See Luther's Returned Goods Policy - Addendum B

     Credit shall be issued by Vendor to Member Organization(s) within thirty
     (30) days of the date of return. Failure to credit Member Organization's accounts within thirty (30) days will result in a penalty of one (1%) percent per month added to the credit amount due.

*10.0  WARRANTY

     All commodities supplied by Vendor shall be warranted to be free from defects and imperfections in design, material and workmanship, to be in conformity with all product specifica tions, to be merchantable and, if intended for a particular rational purpose, to be fit for such purpose. See Addendum C.

11.0  SUSPENSION OF SERVICE

     Service may not be suspended to a Member Organization unless the Director of Purchasing, the Chief Financial Officer of the Member Organization, and the Vice President, Corporate Negotiations for HSCA have been notified in writing ten (10) days prior to the proposed action. A suspended Member Organization will be reinstated when the cause for suspension has been rectified and notification has been given to all parties.

* 12.0  REPORTING

     Vendor is required to submit quarterly sales tracing reports within thirty days after the end of each calendar month. Refer to Exhibit 11 for detailed instructions. Reports must identify line item detail on sales of contracted and non-contracted items to each HSCA Member Organization. See Addendum A-12.0

13.0. NON-COMPETITION AGREEMENT

     Vendor will not, for any purpose whatsoever, solicit, directly or indirectly, any HSCA Member Organization(s) or HSCA affiliated member facilities for any of the services set forth in this Agreement on terms different from those set forth in this Agreement, without the written approval of HSCA.

14.0 HOLD HARMLESS

     Vendor shall defend, indemnify and hold harmless HSCA and its participating Member Organization(s) against any and all suits, claims, and expenses arising out of the use or sale of any article, product, or program hereunder as to any tax due or being in violation of any rights under patent, trademark, or copyright or products liability.

15.0 PERSONAL OR CORPORATE LIABILITY

     No director, officer, agent, or employee of HSCA shall be charged personally or held contractually liable by or to Vendor or Member Organization(s) under any term or provision of this Agreement or because of the execution, approval, or attempted execution of this Agreement.

16.0 ARBITRATION

     Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in accord ance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof, subject to the following terms, conditions and exceptions:


     The demand for arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the form existing at the time the arbitration is initiated.

     There shall be a single arbitrator who shall be an attorney and whose selection shall be made in accordance with the procedure then existing for the selection of such arbitrators by the American Arbitration Association.

     The jurisdiction of the arbitrator and the arbitrability of any issue raised by the parties shall be decided by the arbitrator in the first instance.

     The venue of any arbitration shall be in the State of Missouri and such arbitration shall be conducted in accordance with the laws of the State of Missouri.

     Notwithstanding any provisions of the Missouri Code of Civil Procedure or the Commercial Arbitration Rules of the American Arbitration Association to the contrary, each party shall have all of the rights of discovery pertaining to civil litigation as provided in the Missouri Code of Civil Procedure. Unless the parties agree, any arbitration conducted hereunder shall be in accordance with the rules of evidence existing in the State of Missouri at the time of arbitration.

     Insofar as possible, sufficient time shall be designated in consecutive days to allow for completion of the arbitration proceedings without interruptions or adjournments.

     Each of the parties will share equally in the costs and expenses of arbitration unless the arbitrator finds that the position of the non-prevailing party in any such arbitration was without substantial jurisdiction or frivolous, in which event the arbitrator may assess all of such costs and expenses together with reasonable attorney's fees against the non-prevailing party.

17.0 FORCE MAJEURE

     If either of the parties hereto is delayed or prevented from fulfilling any of the obligations under this Agreement by force majeure, said party shall not be liable under this Agreement for said delay or failure. "Force Majeure" means any cause beyond the reasonable control of a party includ ing, but not limited to, the reason for the delay, the length of time that the product or services may be delayed and alternate proposals, if any, which the Vendor wishes to make to alleviate any difficulties or hardships which may be suffered by HSCA and affect Member Organization(s) as a result of the delay. Methods of notification shall be by telephonic communications, confirmed by letter, facsimile transmission or telegram. Neither party to this Agreement shall be deemed to be in default by reason of delay or failure due to force majeure.

18.0 WAIVER

     A waiver by either party of a breach or failure to perform shall not constitute a waiver of any subsequent breach or failure.

19.0 SEVERABILITY

     If any part of this Agreement should be held to be void or unenforceable, such part will be treated as severable, leav ing valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.

20.0 AUTHORIZATION

     Each of these respective persons executing this Agreement on behalf of a corporation or other legal entity personally warrants and represents that they do have the requisite and necessary approval and authority to execute this Agreement on behalf of the corporation or other legal entity on whose behalf that person signed.

21.0 NON-COLLUSION

     Vendor in signing this Agreement certifies that it has prepared its proposal and is entering into this Agreement without any collusion whatsoever among or between any other potential or actual contractors of HSCA.

     It is understood and agreed that nothing herein contained is intended or shall be construed to, in any respect, create or establish the relationship between Vendor and HSCA of co partners, independent contractor, joint venture, general representative or general agent for any purpose whatsoever under this Agreement.

22.0 COMPLETE AGREEMENT

     This Agreement and any other supporting documents which have been so identified, initiated and dated by the signatories to this Agreement shall constitute the complete understanding of the parties and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other Agreement statement or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.

23.0 COUNTERPARTS


24.0 GOVERNING LAW

     This Agreement shall be constructed and governed in accordance with the laws of the state of Missouri.

25.0 REGULATORY COMPLIANCE

     Vendor represents and warrants that in furnishing the products and services offered hereunder, Vendor will comply at all times with all applicable local, state, and federal laws and regulations relating thereto and, if requested, Vendor will supply applicable certification of quality or similar documents issued by the appropriate regulatory authority. Vendor and HSCA agree to comply with the Omnibus Reconciliation Act.

26.0 NOTICE

     Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have been given, if either delivered personally or by certified mail addressed to the Vice President, Materials Management, or to such other address, and to the attention of such other person or officer as either party may designate in writing.

     HSCA:               Vice President, Trade Relations
                         Health Services Corporation of America
                         3221 McKelvey Road, Suite 301
                         Bridgeton, MO  63044

     VENDOR NAME:        Luther Medical
                         Janis Adams

     ADDRESS:            14332 Chambers Road
                         Tustin, CA  92680-6912


     REPRESENTATIVE      Mr. Ed. Staten
     NAME/TITLE          Marketing Manager
                         NCI


ACCEPTED BY:                        ACCEPTED BY:

"HSCA"                              "Vendor"

HEALTH SERVICES CORPORATION
  OF AMERICA

SIGNED:______________________       SIGNED:_______________________

TITLE:  _____________________       TITLE: _______________________

DATE:  ______________________       DATE:  _______________________

COUNTERSIGNED: ______________       COUNTERSIGNED: _______________
Vice President Trade Relations

                              SCHEDULE OF EXHIBITS



Exhibit I      Contract Pricing

Exhibit II     Reporting Requirements

Exhibit III    Contract Summary Sheet

Exhibit IV     Administrative Fees

                                CONTRACT PRICING

                     INSTRUCTIONS FOR COMPLETING EXHIBIT I



Vendor requesting an agreement with HSCA shall submit most competitive contract proposal, utilizing the following price options for submission:

1.   The proposal will identify NET sell prices to Member Organization(s) for
                                ---
     each product submitted by Vendor.

2. The proposal will identify a discount percentage from Vendor's best published hospital sell price. In the event that Vendor's price list, other than that one currently in effect is utilized, said price list must be specifically referenced in proposal and attached hereto.

3. If the proposal products will be sold to Member Organizations through HSCA authorized distributors, the proposal will identify the distributor cost for each product code. Cost is defined as HSCA's negotiated cost for contracted items and shall not include any alterations for considerations such as freight charges, handling charges, cash discounts for prompt payment, financial allocation of direct or indirect expenses, service charges, carrying charges, etc. Each HSCA authorized distributor will use this cost to calculate the selling price to HSCA Member Organization(s).

Vendor shall state length of time which cost, discount percentage or net sell prices will remain unchanged.

After acceptance of this agreement by both parties, HSCA will notify Vendor of acceptance as an authorized HSCA Vendor of said products/equipment, and/or services to HSCA Member Organization(s).

Vendor utilizing a distributor network to supply product to HSCA member hospitals will have sole responsibility for providing contract distributor costs negotiated jointly with HSCA to all authorized HSCA distributors. HSCA will provide current list of authorized distributors.

                                   EXHIBIT II
                                   ----------

                             REPORTING REQUIREMENTS

                              SEE ADDENDUM A.12.0


Vendor Is required to submit quarterly sales tracing reports on Magnetic Media to HSCA within thirty (30) days after the end of each calendar quarter. A report Is required for each separate contract between Vendor and HSCA and each report must clearly identify:


1.   HSCA Contract Number.

2.   HSCA Member Organizations' full name.

3.   HSCA Member Organizations' full address (including zip code).

4.   HSCA Member Organizations' Healthcare Identification Number (HIN).

5.   The calendar period which this report represents.

6. The quantity and unit price of each product/service sold to each HSCA Member Organization for those products/services appearing in Exhibit 1.

7. That number, which represents the total sales made to each HSCA Member Organization for products/equipment and/or services listed in Exhibit 1.

8. That number, which represents the combined sales to all HSCA Member Organizations for products/equipment and/or services listed in Exhibit 1.

                             CONTRACT SUMMARY SHEET

                    INSTRUCTIONS FOR COMPLETING EXHIBIT III







HSCA desires to collect and distribute certain information to be used by HSCA Member Organizations and staff personnel to enhance contract utilization.


Information specific to each Vendor and relative to this agreement is required to allow rapid, consistent, and frequent application for use.


Additionally, HSCA continues development of electronic data interchange capabilities between Vendors, Member Organizations and HSCA. To meet the data processing requirements, each category on Exhibit III is limited to a specific number of characters per field. While current systems may be limited to the amount of data in the specific field, overflow is allowed into other areas and all information is made available to Member Organizations.

                                  EXHIBIT III
                             CONTRACT SUMMARY SHEET


Vendor Luther Medical Products                  Fax (714)-544-7273
       ---------------------------------------      -------------------

Products/Services:  PORT ACCESS CATHETER SYSTEM

Price or Discount:  SEE NET PRICE LIST

Payment Terms:  NET 30

Delivery: PER AUTHORIZED DISTRIBUTOR

F.O.B. Point:  CUSTOMER

Minimum Order: N/A

Price Protection:   PER DURATION OF CONTRACT

Orders Placed With: LUTHER MEDICAL CUSTOMER SERVICE
                    1+800+227+2981 OR PER
                    AUTHORIZED DEALER

Contract Period:    TWO YEAR 2/1/96 - 1/31/98

Additional Terms and Conditions:

Individual responsible for submission of contract usage reports to HSCA


Name _________________________________  Title___________________________

Address ______________________________ Telephone_______________________

City/State/Zip_________________________________________________________


Individual responsible for updating and receiving all membership information


Name _________________________________  Title___________________________

Address ______________________________ Telephone_______________________

City/State/Zip_________________________________________________________


Individual responsible for contract administration


Name _________________________________  Title___________________________

Address ______________________________ Telephone_______________________

City/State/Zip_________________________________________________________

                                   EXHIBIT IV
                                   ----------

                              ADMINISTRATIVE FEES


                           SEE ADDENDUM A. EXHIBIT IV


1. Vendor agrees to pay HSCA an administrative fee equal to three (3) percent of total sales made to each Member Organization for products/equipment and/or services in Exhibit I.

2. Checks for administrative fee payments to HSCA should be made payable to "Health Services Corporation of America" and mailed to:

             Health Services Corporation of America
               Accounts Receivable Department
               280 South Mount Auburn Road
               P.O.Box 1689
               Cape Girardeau, MO. 63702-1689

A remittance advice must accompany each check and include at least the following:

1. HSCA Contract Number (if Vendor has more than one contract with HSCA, each HSCA contract number must be referenced, clearly indicating the amount of the total payment allocated to each HSCA contract number).

2.   The-report period for which this administrative fee payment is being made.

3. Vendor name (if payment is being made by a parent or other organization whose name is not the same as that Vendor name appearing on the HSCA contract).

SAMPLE REPORT II

                         MINIMUM REPORTING REQUIREMENTS
                                    TO: HSCA
                            FROM:  XYZ MANUFACTURER
                           CONTRACT NUMBER:  MS 1004

                                                                 EXHIBIT I
HIN         MEMBER ORGANIZATION          LINE ITEM DETAIL          SALES
- --------  ------------------------  ---------------------------  ----------

075632    St. Johns Hospital        4 EA Model 100 Gizmos        $ 1,111.11
          123 Main Street           24 Ea Model 200 Thigamabobs    2,222.22
          Anytown, USA  32254       13 Ea Model 220 Widgets        3,333.33
          ------------------------  ---------------------------  ----------

          TOTAL SALES THIS MEMBER:                               $ 6,666.66


195721    St. Joseph Hospital       127 Cs Model 2572 Bulbs      $ 1,212.12
          987 First Avenue          310 Cs Model 1800 Pads         2,121.21
          New York, NY  07251       22 Ea Model 91 Anchors         2,211.12
          ------------------------  ---------------------------  ----------

          TOTAL SALES THIS MEMBER                                $ 5,544.45

          GRAND TOTAL:                                           $12,211.11
                                                                 ----------

                                   ADDENDUM A
                                   ----------


1.0  TERM
     Agreed upon terms are to commence on February 1, 1996 and terminate on January 31, 1998.

7.0  PRICING

     Vendor agrees not to sell the services and products covered by this Agreement to any HSCA Member Organization(s) on terms different than those stated herein without the prior approval of HSCA. Vendor further agrees that the discount offered HSCA's Member Organization(s) under the terms of this Agreement shall be equal to or better than offered by Vendor to OTHER LIKE COMPANIES WITH LIKE VOLUMES.

12.0 REPORTING
     All reporting is to be conducted on a quarterly basis, thirty (30) days after the end of each calendar quarter.

EXHIBIT IV
     Luther Medical Products, Inc. agrees to pay HSCA an administrative fee equal to three (3)%, thirty days after the end of each calendar QUARTER.

                                  ADDENDUM B
                                  ----------


                         LUTHER MEDICAL PRODUCTS, INC.
                              RETURN GOODS POLICY



The following guidelines have been established as a return goods policy to determine proper credit amounts to be given for all products distributed by Luther Medical Products, Inc.

1. No merchandise will be accepted for return without prior authorization from Luther Medical Products, Inc.

2. Authorization for return can be secured by calling Luther Medical Products customer service department during normal business hours, 1-800-227-2918.

3. Return of stock (inventoried) merchandise within 30 days of the original shipment date shall be credited in full provided it is in the original unopened package. This is to say no restocking charge will apply. Products returned not in saleable condition will be returned to the customer and no credit will be issued.

4. Merchandise returned 30-90 days from original shipment date will be subject to a 25% restocking charge. Stock must be in saleable condition.

5. Merchandise being requested for return after 90 days will be subject to approval by Luther Medical Products, Inc. and will have a substantially greater restocking charge than the standard 25%. Restocking charge to be determined by Luther Medical Products, Inc.

6. All authorized RGA numbers issued by Luther Medical Products, Inc. are valid for a period not to exceed 60 days. Merchandise returned after the 60 day period, on an expired RGA number will need prior approval from Luther Medical Products, Inc. before a credit will be issued.

7. Merchandise returned must clearly show the RGA number issued on the outside of the shipping carton. Do not have the customer print, write, label or otherwise disfigure the display packaging. Any disfiguring of the package or display carton will be subject to an additional restocking/replacement charge.


Luther Medical Products, Inc. Tustin, CA
1-800-227-2918 or 714-544-3002

                                   ADDENDUM C
                                   ----------


WARRANTY

1. Seller warrants to Purchaser that the Equipment/Material will be free from defects in material and workmanship for a period of twelve (12) months from the date of shipment.


2. The sole responsibility of Seller under the foregoing warranty shall be limited, at its option, to the repair or replacement, F.O.B. its factory or authorized facility, of defective Equipment/Material returned prepaid by Purchaser.


3. All seller warranties hereunder are conditioned upon proper use of the Equipment/Material in the application for which it is intended, and no warranty shall apply to: (I) any modification, service or repair of the Equipment/Material made by or on behalf of Purchaser, without the written approval of Seller; or (II) damage to the Equipment/Material caused by accident, neglect, misuse, failure to comply with applicable directions for use, or any cause other than ordinary use.


4. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). REPAIR OR REPLACEMENT IN THE MANNER PROVIDED ABOVE SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF PURCHASER FOR BREACH OF WARRANTY AND SHALL CONSTITUTE FULFILLMENT OF ALL LIABILITIES OF SELLER WITH RESPECT TO THE QUALITY AND PERFORMANCE OF THE EQUIPMENT/MATERIAL


5. Purchaser shall promptly notify Seller in writing of any information or data which it may receive, directly or indirectly, relating to any claimed or actual defects or deficiencies in the Equipment/Material. In no event shall Purchaser attempt to repair or remedy any such defect or deficiency without the express authorization and approval of Seller. In all cases, Purchaser shall proceed as instructed by Seller, subject, however, to Purchaser's compliance with all applicable laws and regulations (e.g. FDA medical devices) .